EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese	Laken Rapier
	Chief Financial Officer	Financial Relations Board	Media Contact
	(972) 490-9600	(212) 827-3772	(469) 236-2400

ASHFORD HOSPITALITY TRUST ANNOUNCES REVERSE
STOCK SPLIT TO MAINTAIN LISTING ON THE NYSE

DALLAS – September 26, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that it was notified by the New York Stock Exchange (the “NYSE”) on September 23, 2024 that it is not in compliance with Section 802.01C of the NYSE’s Listed Company Manual, which requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading day period.
The Company plans to notify the NYSE within 10 business days of receipt of the notice that it intends to execute a 1-for-10 reverse stock split in order to regain compliance. The Company can regain compliance at any time within a six-month cure period following its receipt of the notice if, on the last trading day of any calendar month during such cure period, the Company has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month.
The Company believes the reverse stock split will benefit all shareholders by addressing several items impacting its common stock:
•It will allow the Company’s common stock to continue trading on the NYSE.
•The Company anticipates that the reverse stock split will meaningfully increase the Company’s market price per share above the $5 per share threshold required by many institutions to hold shares.
•Some brokers limit the ability or increase the cost to margin a stock under $5 per share.

By implementing a reverse stock split, the Company and its Board of Directors believes it can realize increased incremental demand for its common stock while also making the Company’s shares more attractive to a broader range of potential long-term institutional investors, individual investors, and buy-side analysts.
The Company’s common stock will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards. The Company’s common stock will continue to trade under the symbol “AHT,” but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.
The notice does not affect the Company’s ongoing business operations or its Securities and Exchange Commission reporting requirements, nor does it trigger a breach of the Company’s material debt obligations. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain the listing of its shares on the NYSE.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; the impact of technology on our operations and business; the risk that the notice and noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company’s common stock; and the Company’s ability to regain compliance with the NYSE continued listing standards. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company’s filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.